CUSTODY AGREEMENT
BETWEEN
STAR BANK, N.A.
AND
______________________

THE JHAVERI TRUST



























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                         TABLE OF CONTENTS

Definitions                                              1

ARTICLE II - Appointment; Acceptence; and Furnishing  of
Documents

II. A. Appointment of Custodian.                         5

II. B. Acceptance of Custodian.                          5

II. C. Documents to be Furnished.                        5

II.  D.  Notice of Appointment of Dividend and  Transfer 5
Agent.

ARTICLE III - Receipt of Trust Assets

III. A. Delivery of Moneys.                              6

III. B. Delivery of Securities.                          6

III. C. Payments for Shares.                             6

III. D. Duties Upon Receipt.                             7

ARTICLE IV - Disbursement of Trust Assets

IV. A. Declaration of Dividends by Trust.                7

IV. B. Segregation of Redemption Proceeds.               7

IV. C. Disbursements of Custodian.                       8

IV. D. Payment of Custodian Fees.                        8

ARTICLE V - Custody of Trust Assets

V. A. Separate Accounts for Each Fund.                   8

V. B. Segregation of Non-Cash Assets.                    9

V. C. Securities in Bearer and Registered Form.          9

V. D. Duties of Custodian as to Securities.              9

V. E. Certain Actions Upon Written Instructions.         10

V. F. Custodian to Deliver Proxy Materials.              11

V. G. Custodian to Deliver Tender Offer Information.     11

V.  H.  Custodian  to Deliver Security  and  Transaction 12
Information.

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ARTICLE VI - Purchase and Sale of Securities

VI. A. Purchase of Securities.                           12

VI. B. Sale of Securities.                               13

VI. C. Delivery Versus Payment for Purchases and Sales.  14

VI. D. Payment on Settlement Date.                       14

VI. E. Segregated Accounts.                              14

VI. F. Advances for Settlement.                          16

ARTICLE VII - Trust Indebtedness

VII. A. Borrowings.                                      17

VII. B. Advances.                                        18

ARTICLE VIII - Concerning the Custodian

VIII. A. Limitations on Liability of Custodian.          18

VIII. B. Actions not Required by Custodian.              20

VIII. C. No Duty to Collect Amounts Due From Dividend 21 and Transfer Agent.

VIII. D. No Enforcement Actions.                         21

VIII. E. Authority to Use Agents and Sub-Custodians.     22

VIII. F. No Duty to Supervise Investments.               22

VIII. G. All Records Confidential.                       23

VIII. H. Compensation of Custodian.                      23

VIII. I. Reliance Upon Instructions.                     23

VIII. J. Books and Records.                              24

VIII. K. Internal Accounting Control Systems.            24

VIII. L. No Management of Assets by Custodian.           24

VIII. M. Assistance to Trust.                            25

ARTICLE IX - Termination

IX. A. Termination.                                      25

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IX. B. Failure to Designate Successor Trustee.           26

ARTICLE X - Force Majeure

ARTICLE XI - Miscellaneous

XI. A. Designation of Authorized Persons.                27

XI. B. Limitation of Personal Liability.                 27

XI. C. Authorization By Board.                           28

XI. D. Custodian's Consent to Use of Its Name.           28

XI. E. Notices to Custodian.                             29

XI. F. Notices to Trust.                                 29

XI. G. Amendments In Writing.                            29

XI. H. Successors and Assigns.                           29

XI. I. Governing Law.                                    29

XI. J. Jurisdiction.                                     30

XI. K. Counterparts.                                     30

XI. L. Headings.                                         30

APPENDIX A

APPENDIX B

APPENDIX C

APPENDIX D

APPENDIX E

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CUSTODY AGREEMENT


       This agreement (the "Agreement") is entered into as of the _____ day of __________, 1998, by and between The Jhaveri Trust, an Ohio business trust (the "Trust") and Star Bank, National Association, (the "Custodian"), a national
banking   association  having  its  principal  office  at  425  Walnut   Street,
Cincinnati, Ohio, 45202.
       WHEREAS, the Trust and the Custodian desire to enter into this Agreement to provide for the custody and safekeeping of the assets of the Trust as required by the Act (as hereafter defined).
       THEREFORE, in consideration of the mutual promises hereinafter set forth, the Trust and the Custodian agree as follows:
Definitions
       The following words and phrases, when used in this Agreement, unless the context otherwise requires, shall have the following meanings:
      Act - the Investment Company Act of 1940, as amended.
      1934 Act - the Securities and Exchange Act of 1934, as amended.
       Authorized  Person - any person, whether or not any  such  person  is  an officer or employee of the Trust, who is duly authorized by the Board of Trustees of the Trust to give Oral Instructions and Written Instructions on behalf of the Trust or any Fund, and named in Appendix A attached hereto and as amended from time to time by resolution of the Board of Trustees, certified by an Officer, and received by the Custodian.
       Board of Trustees - the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust, as from time to time amended.
       Book-Entry System - a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFT Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of Subpart O.
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       Business  Day - any day recognized as a settlement day by  The  New  York
Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of Shares of any fund.
      Depository - The Depository Trust Company ("DTC"), a limited purpose trust company, its successor(s) and its nominee(s). Depository shall include any other clearing agency registered with the SEC under Section 17A of the 1934 Act which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities provided that the Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Funds.
       Dividend and Transfer Agent - the dividend and transfer agent appointed, from time to time, pursuant to a written agreement between the dividend and transfer agent and the Trust.
       Foreign Securities - a) securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country, or a trust or other organization incorporated or organized under the laws of any foreign country or; b) securities issued or guaranteed by the government of the United States, by any state, by any political subdivision or agency thereof, or by any entity organized under the laws of the United States or of any state thereof, which have been issued and sold primarily outside of the United States.
       Fund - each series of the Trust listed in Appendix B and any additional series added pursuant to Proper Instructions. A series is individually referred to as a "Fund" and collectively referred to as the "Funds."
       Money Market Security - debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase agreements and reverse repurchase agreements with respect to the same), and time deposits of domestic banks and thrift institutions whose deposits are insured by the Federal Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase and sale, all of which mature in not more than thirteen (13) months.
      NASD - the National Association of Securities Dealers, Inc.
       Officer - the Chairman, President, Secretary, Treasurer, any Vice President, Assistant Secretary or Assistant Treasurer of the Trust.
      Oral Instructions - instructions orally transmitted to and received by the Custodian from an Authorized Person (or from a person that the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions in such a manner that such Written Instructions are received by the Custodian on the Business Day immediately following receipt of such Oral Instructions.
       Proper Instructions - Oral Instructions or Written Instructions.   Proper
Instructions may be continuing Written Instructions when deemed appropriate by both parties.
      Prospectus - the Trust's then currently effective prospectus and Statement of Additional Information, as filed with and declared effective from time to time by the Securities and Exchange Commission.
       Security or Securities - Money Market Securities, common stock, preferred stock, options, financial futures, bonds, notes, debentures, corporate debt securities, mortgages, bank certificates of deposit, bankers' acceptances, mortgage-backed securities or other obligations and any certificates, receipts, warrants, or other instruments or documents representing rights to receive, purchase, or subscribe for the same or evidencing or representing any other rights or interest therein, or any similar property or assets, including securities of any registered investment company, that the Custodian has the facilities to clear and to service.

       SEC - the Securities and Exchange Commission of the United States of America.
       Shares - with respect to a Fund, the units of beneficial interest issued by the Trust on account of such Fund.
       Trust - the business trust organized under the laws of Ohio which is an open-end diversified management investment company registered under the Act.
       Written Instructions - communications in writing actually received by the Custodian from an Authorized Person. A communication in writing includes a communication by facsimile, telex or between electro-mechanical or electronic devices (where the use of such devices have been approved by resolution of the Board of Trustees and the resolution is certified by an Officer and delivered to the Custodian). All written communications shall be directed to the Custodian, attention: Mutual Fund Custody Department.
ARTICLE II
Appointment; Acceptance; and Furnishing of Documents
       II. A. Appointment of Custodian. The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by the Trust at any time during the term of this Agreement.
        II. B. Acceptance of Custodian. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.
       II. C. Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement, to the Custodian by the Trust:
                           1. A copy of the Declaration of Trust of the Trust certified by the Secretary.

                           2. A copy of the By-Laws of the Trust certified by the Secretary.

                           3. A copy of the resolution of the Board of Trustees of the Trust appointing the Custodian, certified by the Secretary.

                           4.   A copy of the then current Prospectus.

                           5. A Certificate of the President and Secretary of the Trust setting forth the names and signatures of all Authorized Persons.

       II.  D.    Notice of Appointment of Dividend and Transfer Agent.   The
 Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any Dividend and Transfer Agent.

 ARTICLE III
 Receipt of Trust Assets

       III. A. Delivery of Moneys. During the term of this Agreement, the Trust will deliver or cause to be delivered to the Custodian all moneys to be held by the Custodian for the account of any Fund. The Custodian shall be entitled to reverse any deposits made on any Fund's behalf where such deposits have been entered and moneys are not finally collected within 30 days of the making of such entry.
       III. B. Delivery of Securities. During the term of this Agreement, the Trust will deliver or cause to be delivered to the Custodian all
 Securities to be held by the Custodian for the account of any Fund. The Custodian will not have any duties or responsibilities with respect to such Securities until actually received by the Custodian. The Custodian is hereby authorized by the Trust, acting on behalf of the Fund, to actually deposit any assets of the Fund in the Book-Entry System or in a Depository, provided, however, that the Custodian shall always be accountable to the
 Trust for the assets of the Fund so deposited. Assets deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.
       III. C. Payments for Shares. As and when received, the Custodian shall deposit to the account(s) of a Fund any and all payments for Shares of that Fund issued or sold from time to time as they are received from the Trust's distributor or Dividend and Transfer Agent or from the Trust itself.
       III. D. Duties Upon Receipt. The Custodian shall not be responsible for any Securities, moneys or other assets of any Fund until actually received.

 ARTICLE IV
 Disbursement of Trust Assets
       IV. A. Declaration of Dividends by Trust. The Trust shall furnish to the Custodian a copy of the resolution of the Board of Trustees of the Trust, certified by the Trust's Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of Shares of any Fund of the Trust, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the
 payment  date,  or  (ii)  authorizing  the  declaration  of  dividends   and
 distributions in respect of Shares of a Fund on a daily basis and authorizing the Custodian to rely on Written Instructions setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which the Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date, and the total amount to be paid by the Dividend and Transfer Agent on the payment date.
      On the payment date specified in the resolution or Written Instructions described above, the Custodian shall segregate such amounts from moneys held for the account of the Fund so that they are available for such payment.
       IV.  B.    Segregation of Redemption Proceeds.  Upon receipt of Proper
 Instructions  so  directing  it,  the  Custodian  shall  segregate   amounts
 necessary for the payment of redemption proceeds to be made by the Dividend and Transfer Agent from moneys held for the account of the Fund so that they are available for such payment.
       IV.  C.     Disbursements of Custodian.  Upon receipt of a Certificate directing payment and setting forth the name and address of the person to whom such payment is to be made, the amount of such payment, the name of the Fund from which payment is to be made, and the purpose for which payment is to be made, the Custodian shall disburse amounts as and when directed from the assets of that Fund. The Custodian is authorized to rely on such directions and shall be under no obligation to inquire as to the propriety of such directions.
        IV.   D.   Payment  of  Custodian  Fees.   Upon  receipt  of  Written
 Instructions directing payment, the Custodian shall disburse moneys from the assets of the Trust in payment of the Custodian's fees and expenses as provided in Article VIII hereof.
 ARTICLE V
 Custody of Trust Assets
       V.  A.      Separate  Accounts for Each Fund.  As to  each  Fund,  the
 Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Trust coupled with the name of such Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used by the Fund in accordance with Rule 17f-3 under the Act. Moneys held by the Custodian on behalf of a Fund may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian. Such moneys shall be deposited by the Custodian in its capacity as such, and shall be withdrawable by the Custodian only in such capacity.
       V. B.     Segregation of Non-Cash Assets.  All Securities and non-cash property held by the Custodian for the account of a Fund (other than Securities maintained in a Depository or Book-entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other Funds) and shall be identified as subject to this Agreement.
       V.  C.      Securities in Bearer and Registered Form.  All  Securities
 held which are issued or issuable only in bearer form, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered  in  the  name of the Custodian, any sub-custodian  appointed  in
 accordance  with this Agreement, or the nominee of any of them.   The  Trust
 agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold, or deliver in proper form for transfer, any Securities that it may hold for the account of any Fund and which may, from time to time, be registered in the name of a Fund.
       V.  D.      Duties  of  Custodian as to Securities.  Unless  otherwise instructed by the Trust, with respect to all Securities held for the Trust, the Custodian shall on a timely basis (concerning items 1 and 2 below, as defined in the Custodian's Standards of Service Guide, as amended from time to time, annexed hereto as Appendix D):
                           1.)   Collect  all  income due  and  payable  with
                respect to such Securities;
                           2.)   Present  for  payment  and  collect  amounts
                payable  upon all Securities which may mature or  be  called, redeemed, or retired, or otherwise become payable;
                           3.)   Surrender interim receipts or Securities  in
                temporary form for Securities in definitive form; and
                           4.)   Execute,     as  Custodian,  any   necessary
                declarations or certificates of ownership under  the  Federal income  tax  laws  or the laws or regulations  of  any  other taxing authority, including any foreign taxing authority, now or hereafter in effect.
      V. E.     Certain Actions Upon Written Instructions.  Upon receipt of a
 Written Instructions and not otherwise, the Custodian shall:
                           1.)  Execute and deliver to such persons as may be
                designated  in  such Written Instructions proxies,  consents,
                authorizations,  and  any  other  instruments   whereby   the
                authority  of the Trust as beneficial owner of any Securities may be exercised;
                           2.)   Deliver any Securities in exchange for other
                Securities  or  cash  issued or paid in connection  with  the
                liquidation,     reorganization,     refinancing,     merger,
                consolidation, or recapitalization of any corporation, or the exercise of any conversion privilege;
                           3.)   Deliver  any  Securities to  any  protective
                committee,  reorganization  committee,  or  other  person  in connection  with  the  reorganization,  refinancing,  merger, consolidation,  recapitalization, or sale of  assets  of  any corporation,  and receive and hold under the  terms  of  this
                Agreement  such certificates of deposit, interim receipts  or other  instruments or documents as may be  issued  to  it  to evidence such delivery;
                          4.)  Make such transfers or exchanges of the assets
                of  any Fund and take such other steps as shall be stated  in
                the   Written   Instructions  to  be  for  the   purpose   of
                effectuating   any  duly  authorized  plan  of   liquidation,
                reorganization, merger, consolidation or recapitalization  of the Trust; and
                           5.)   Deliver any Securities held for any Fund  to
                the depository agent for tender or other similar offers.
       V.  F.     Custodian to Deliver Proxy Materials.  The Custodian  shall promptly deliver to the Trust all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by any
 Fund.   The  Custodian  shall  not  vote or  authorize  the  voting  of  any
 Securities or give any consent, waiver or approval with respect thereto unless so directed by Written Instructions.
      V. G.     Custodian to Deliver Tender Offer Information.  The Custodian
 shall promptly deliver to the Trust all information received by the Custodian and pertaining to Securities held by any Fund with respect to tender or exchange offers, calls for redemption or purchase, or expiration of rights as described in the Standards of Service Guide attached as Appendix D. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take such action. The Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least five Business Days prior to the beginning date of the tender period.
       V.  H.      Custodian to Deliver Security and Transaction Information.
 On each Business Day that the Federal Reserve Bank is open, the Custodian shall furnish the Trust with a detailed statement of monies held for the Fund under this Agreement and with confirmations and a summary of all transfers to or from the account of the Fund. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed
 statement  of the Securities held for the Fund under this Agreement.   Where
 Securities are transferred to the account of the Fund without physical delivery, the Custodian shall also identify as belonging to the Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. With respect to information provided by this section, it shall not be necessary for the Custodian to provide notice as described by Article XI Section F. Notices to Trust; it shall be sufficient to communicate by such means as shall be mutually agreeable to the Trust and the Custodian.
 ARTICLE VI
 Purchase and Sale of Securities
       VI.  A.     Purchase of Securities.  Promptly after each  purchase  of
 Securities by the Trust, the Trust shall deliver to the Custodian  (i)  with
 respect  to  each  purchase  of  Securities  which  are  not  Money   Market
 Securities, Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Proper Instructions, specifying with respect to each such purchase the;
           1.)  name of the issuer and the title of the Securities,
           2.)  the number of shares, principal amount purchased (and accrued interest, if any) or other units purchased,
           3.)  date of purchase and settlement,
           4.)  purchase price per unit,
           5.)  total amount payable,
           6.)  name  of  the person from whom, or the broker  through which, the purchase was made,
           7.)  the name of the person to whom such amount is payable, and
           8.)  the Fund for which the purchase was made.
 The Custodian shall, against receipt of Securities purchased by or for the Trust, pay out of the moneys held for the account of such Fund the total amount specified in the Written Instructions, or Oral Instructions, if applicable, to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of
 Securities for a Fund, if in the relevant Fund custody account there is insufficient cash available to the Fund for which such purchase was made. With respect to any repurchase agreement transaction for the Funds, the
 Custodian shall assure that the collateral reflected on the transaction advice is received by the Custodian.
       VI.  B.    Sale of Securities.  Promptly after each sale of Securities by a Fund, the Trust shall deliver to the Custodian (i) with respect to each
 sale   of   Securities  which  are  not  Money  Market  Securities,  Written
 Instructions, and (ii) with respect to each sale of Money Market Securities, Proper Instructions, specifying with respect to each such sale the:
           1.)  name of the issuer and the title of the Securities,
           2.)  number of shares, principal amount sold (and accrued interest, if any) or other units sold,
           3.)  date of sale and settlement,
           4.)  sale price per unit,
           5.)  total amount receivable,
           6.)  name of the person to whom, or the broker through which, the sale was made,
           7.)  name  of  the  person to whom such  Securities  are  to  be delivered, and
           8.)  Fund for which the sale was made.
 The Custodian shall deliver the Securities against receipt of the total amount specified in the Written Instructions, or Oral Instructions, if applicable.
       VI.  C.    Delivery Versus Payment for Purchases and Sales.  Purchases
 and sales of Securities effected by the Custodian will be made on a delivery
 versus  payment  basis.   The Custodian may, in its  sole  discretion,  upon
 receipt of Written Instructions, elect to settle a purchase or sale transaction in some other manner, but only upon receipt of acceptable indemnification from the Fund.
       VI. D. Payment on Settlement Date. On contractual settlement date, the account of the Fund will be charged for all purchased Securities settling on that day, regardless of whether or not delivery is made. Likewise, on contractual settlement date, proceeds from the sale of Securities settling that day will be credited to the account of the Fund, irrespective of delivery.
       VI.  E.    Segregated Accounts.  The Custodian shall, upon receipt  of
 Proper Instructions so directing it, establish and maintain a segregated account or accounts for and on behalf of a Fund. Cash and/or Securities may be transferred into such account or accounts for specific purposes, to-wit:
                           1.)   in  accordance  with the  provision  of  any
                agreement among the Trust, the Custodian, and a broker-dealer registered under the 1934 Act, and also a member of the  NASD
                (or  any  futures  commission merchant registered  under  the
                Commodity  Exchange  Act), relating to  compliance  with  the
                rules  of  the  Options  Clearing  Corporation  and  of   any
                registered   national  securities  exchange,  the   Commodity
                Futures  Trading Commission, any registered contract  market, or any similar organization or organizations requiring escrow or other similar arrangements in connection with transactions by the Fund;
                          2.)  for purposes of segregating cash or Securities
                in connection with options purchased, sold, or written by the
                Fund  or  commodity  futures  contracts  or  options  thereon purchased or sold by the Fund;
                          3.)  for the purpose of compliance by the Fund with
                the  procedures  required for reverse repurchase  agreements, firm  commitment  agreements, standby commitment  agreements, short  sales,  or  any other securities by  Act  Release  No.
                10666,  or any subsequent release or releases or rule of  the
                SEC  relating  to the maintenance of segregated  accounts  by registered investment companies;
                           4.)  for the purpose of segregating collateral for
                loans of Securities made by the Fund; and
                           5.)  for other proper corporate purposes, but only
                upon  receipt of, in addition to Proper Instructions, a  copy of  a  resolution of the Board of Trustees, certified  by  an
                Officer,  setting  forth  the  purposes  of  such  segregated account.
       Each segregated account established hereunder shall be established and maintained for a single Fund only. All Proper Instructions relating to a segregated account shall specify the Fund involved.
       VI.  F.    Advances for Settlement.  Except as otherwise may be agreed upon by the parties hereto, the Custodian shall not be required to comply with any Written Instructions to settle the purchase of any Securities on behalf of a Fund unless there is sufficient cash in the account(s) pertaining to such Fund at the time or to settle the sale of any Securities from such an account(s) unless such Securities are in deliverable form. Notwithstanding the foregoing, if the purchase price of such Securities exceeds the amount of cash in the account(s) at the time of such purchase, the Custodian may, in its sole discretion, advance the amount of the difference in order to settle the purchase of such Securities. The amount of any such advance shall be deemed a loan from the Custodian to the Trust payable on demand and bearing interest accruing from the date such loan is made up to but not including the date such loan is repaid at the rate per annum customarily charged by the Custodian on similar loans.

 ARTICLE VII
 Trust Indebtedness
       VII.  A. Borrowings.  In connection with any borrowings by the  Trust, the Trust will cause to be delivered to the Custodian by a bank or broker requiring Securities as collateral for such borrowings (including the Custodian if the borrowing is from the Custodian), a notice or undertaking in the form currently employed by such bank or broker setting forth the amount of collateral. The Trust shall promptly deliver to the Custodian Written Instructions specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note duly endorsed by the Trust, or a loan agreement, (c) the date, and time if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Trust on the borrowing date, and (f) the description of the Securities securing the loan, including the name of the issuer, the title and the number of shares or other units or the principal amount. The Custodian shall deliver on the borrowing date specified in the Written Instructions the required collateral against the lender's delivery of the total loan amount then payable, provided that the same conforms to that which is described in the Written Instructions. The Custodian shall deliver, in the manner directed by the Trust, such Securities as additional collateral, as may be specified in Written Instructions, to secure further any transaction described in this
 Article VII. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it.
      The Custodian may, at the option of the lender, keep such collateral in its possession, subject to all rights therein given to the lender because of the loan. The Custodian may require such reasonable conditions regarding such collateral and its dealings with third-party lenders as it may deem appropriate.
       VII. B. Advances. With respect to any advances of cash made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any Business Day, such advance shall be repayable immediately upon demand made by the Custodian at any time.

 ARTICLE VIII
 Concerning the Custodian
       VIII. A. Limitations on Liability of Custodian. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its negligence or willful misconduct. The Trust, on behalf of the Fund and only from assets of the Fund (or insurance purchased by the Trust with respect to its liabilities on behalf of the Fund hereunder), shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Trust's duties hereunder or any other action or inaction of the Trust or its Trustees, officers, employees or agents, except such as may arise from the negligent action, omission, willful misconduct or breach of this Agreement by the Custodian, its directors, officers, employees or agents.. The Custodian shall defend, indemnify and hold harmless the Trust and its trustees, officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Custodian's duties as specifically set forth in this agreement with respect to the Fund hereunder or any other action or inaction of the Custodian or its directors, officers, employees, agents, nominees, or Sub-Custodians as to the Fund, except such as may arise from the negligent action, omission or willful misconduct of the Trust, its trustees, officers, employees, or agents. The Custodian may, with respect to questions of law apply for and obtain the advice and opinion of counsel to the Trust at the expense of the Fund, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel to the Trust, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with advice or opinion of its counsel, unless counsel to the Fund shall, within a reasonable  time  after  being  notified of legal  advice  received  by  the
 Custodian, have a differing interpretation of such question of law. The Custodian shall be liable to the Trust for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees, agents, nominees or Sub-Custodians, but not for any special, incidental, consequential, or punitive damages; provided, however, that nothing contained herein shall preclude recovery by the Trust, on behalf of the Fund, of principal and of interest to the date of recovery on Securities incorrectly omitted from the Fund's account or penalties imposed on the Trust, in connection with the Fund, for any failures to deliver Securities. In any case in which one party hereto may be asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification, and in the event the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party and the Indemnifying Party will so notify the Indemnified Party and thereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnifying Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph, except the expenses of any additional counsel retained by the Indemnified Party. In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent. The provisions of this section VIII. A. shall survive the termination of this Agreement.
       VIII. B. Actions not Required by Custodian. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:
                           1.)   The  validity of the issue of any Securities
                purchased by or for the account of any Fund, the legality  of the  purchase  thereof, or the propriety of the  amount  paid therefor;
                           2.)  The legality of the sale of any Securities by
                or  for  the  account of any Fund, or the  propriety  of  the amount for which the same are sold;
                           3.)   The  legality of the issue or  sale  of  any
                Shares  of any Fund, or the sufficiency of the amount  to  be received therefor;
                           4.)   The legality of the redemption of any Shares
                of  any  Fund,  or  the propriety of the amount  to  be  paid therefor;
                           5.)  The legality of the declaration or payment of
                any dividend by the Trust in respect of Shares of any Fund;
                           6.)  The legality of any borrowing by the Trust on
                behalf  of  the  Trust  or  any  Fund,  using  Securities  as collateral;
                           7.)   Whether the Trust or a Fund is in compliance
                with the 1940 Act, the regulations thereunder, the provisions
                of   the  Trust's  charter  documents  or  by-laws,  or   its
                investment objectives and policies as then in effect.
       VIII. C. No Duty to Collect Amounts Due From Dividend and Transfer Agent. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Trust from any Dividend and Transfer Agent of the Trust nor to take any action to effect payment or distribution by any Dividend and Transfer Agent of the Trust of any amount paid by the Custodian to any Dividend and Transfer Agent of the Trust in accordance with this Agreement.
      VIII. D. No Enforcement Actions. Notwithstanding Section D of Article V, the Custodian shall not be under any duty or obligation to take action, by legal means or otherwise, to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction (including prepayment thereof) of reimbursement of its costs and expenses in connection with any such action.
       VIII. E. Authority to Use Agents and Sub-Custodians. The Trust acknowledges and hereby authorizes the Custodian to hold Securities through its various agents described in Appendix C annexed hereto. In addition, the Trust acknowledges that the Custodian may appoint one or more financial institutions, as agent or agents or as sub-custodian or sub-custodians, including, but not limited to, banking institutions located in foreign countries, for the purpose of holding Securities and moneys at any time owned by the Fund. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such agents or sub-custodians. Any such agent or sub-custodian shall be qualified to serve as such for assets of investment companies registered under the Act. The Funds shall reimburse the Custodian for all costs incurred by the Custodian in connection with opening accounts with any such agents or sub-custodians. Upon request, the Custodian shall promptly forward to the Trust any documents it receives from any agent or sub-custodian appointed hereunder which may assist trustees of registered investment companies to fulfill their responsibilities under Rule 17f-5 of the Act.
      VIII. F. No Duty to Supervise Investments. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Trust are such as properly may be held by the Trust under the provisions of the Declaration of Trust and the Trust's By-Laws.
       VIII. G. All Records Confidential. The Custodian shall treat all records and other information relating to the Trust and the assets of all Funds as confidential and shall not disclose any such records or information to any other person unless (i) the Trust shall have consented thereto in writing or (ii) such disclosure is compelled by law.
       VIII. H. Compensation of Custodian. The Custodian shall be entitled to receive and the Trust agrees to pay to the Custodian, for the Fund's account from the Fund's assets only, such compensation as shall be determined pursuant to Appendix E attached hereto, or as shall be determined pursuant to amendments to Appendix E as approved by the Custodian and the Trust. The Custodian shall be entitled to charge against any money held by it for the accounts of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement as determined by agreement of the Custodian and the Trust or by the final order of any court or arbitrator having jurisdiction and as to which all rights of appeal shall have expired. The expenses which the Custodian may charge against the account of a Fund include, but are not limited to, the expenses of agents or Sub-Custodians incurred in settling transactions involving the purchase and sale of Securities of the Fund.
       VIII. I. Reliance Upon Instructions. The Custodian shall be entitled to rely upon any Proper Instructions if such reliance is made in good faith. The Trust agrees to forward to the Custodian Written Instructions confirming Oral Instructions in such a manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex, facsimile or otherwise, on the same Business Day on which such Oral Instructions were given. The Trust agrees that the failure of the Custodian to receive such confirming instructions shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust for acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.
       VIII. J. Books and Records. The Custodian will (i) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Fund under the Act, with particular attention to
 Section 31 thereof and Rules 3la-1 and 3la-2 thereunder and those records are the property of the Trust, and (ii) preserve for the periods prescribed by applicable Federal statute or regulation all records required to be so preserved. All such books and records shall be the property of the Trust, and shall be available, upon request, for inspection by duly authorized officers, employees or agents of the Trust and employees of the SEC.
       VIII. K. Internal Accounting Control Systems. The Custodian shall send to the Trust any report received on the systems of internal accounting control of the Custodian, or its agents or sub-custodians, as the Trust may reasonably request from time to time.
      VIII. L. No Management of Assets by Custodian. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities or other assets from time to time owned by any Fund. The Custodian is not a selling agent for Shares of any Fund and performance of its duties as custodian shall not be deemed to be a recommendation to any Fund's depositors or others of Shares of the Fund as an investment. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.
      VIII. M. Assistance to Trust. The Custodian shall take all reasonable action, that the Trust may from time to time request, to assist the Trust in obtaining favorable opinions from the Trust's independent accountants, with respect to the Custodian's activities hereunder, in connection with the preparation of the Fund's Form N- IA, Form N-SAR, or other annual reports to the SEC.
                            ARTICLE IX
                           Termination
       IX. A. Termination. Either party hereto may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. If such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary of the Trust, electing to terminate this Agreement and designating a successor custodian or custodians each of which shall be a bank or trust company having not less than

 $100,000,000 aggregate capital, surplus, and undivided profits. In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary, designating a successor custodian or custodians to act on behalf of the Trust. In the absence of such designation by the Trust, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and monies then owned by the Fund and held by it as Custodian. Upon termination of this Agreement, the Trust shall pay to the
 Custodian on behalf of the Trust such compensation as may be due as of the date of such termination. The Trust agrees on behalf of the Trust that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.
       IX. B. Failure to Designate Successor Trustee. If a successor custodian is not designated by the Trust, or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Trust shall, upon the delivery by the Custodian to the Trust of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Trust) and moneys then owned by the Trust, be deemed to be the custodian for the Trust, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System, which cannot be delivered to the Trust, which shall be held by the Custodian in accordance with this Agreement.


 ARTICLE X
 Force Majeure
       Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian, in the event of a failure or delay, shall use its best efforts to ameliorate the effects of any such failure or delay.

 ARTICLE XI
 Miscellaneous
       XI. A. Designation of Authorized Persons. Appendix A sets forth the names and the signatures of all Authorized Persons as of this date, as certified by the Secretary of the Trust. The Trust agrees to furnish to the Custodian a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the then current Authorized Persons as set forth in the last delivered Appendix A.
       XI. B. Limitation of Personal Liability. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, officer, trustee, past, present or future as such, of the Trust or of any predecessor or successor, either directly or through the Trust or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against the assets of the Trust, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, officers, or trustees of the Trust or of any predecessor or successor, or any of them as such, because of the obligations contained in this Agreement or implied therefrom and that any and all such liability is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.
       XI. C. Authorization By Board. The obligations set forth in this Agreement as having been made by the Trust have been made by the Board of Trustees, acting as such Trustees for and on behalf of the Trust, pursuant to the authority vested in them under the laws of the State of Ohio, the Declaration of Trust and the By-Laws of the Trust. This Agreement has been executed by Officers of the Trust as officers, and not individually, and the obligations contained herein are not binding upon any of the Trustees, Officers, agents or holders of shares, personally, but bind only the Trust and then only to the extent of the assets of the Trust.
      XI. D. Custodian's Consent to Use of Its Name. The Trust shall obtain the Custodian's consent prior to the publication and/or dissemination or distribution, of the Prospectus and any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address).
       XI. E. Notices to Custodian. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the
 Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at Star Bank Center, 425 Walnut Street, M. L. 6118, Cincinnati, Ohio 45202, attention Mutual Fund Custody Department, or at such other place as the Custodian may from time to time designate in writing.
      XI. F. Notices to Trust. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given when delivered to the Trust or on the second Business Day following the time such notice is deposited in the U.S. mail postage prepaid and addressed to the Trust at its office at 18820 High Parkway, Rocky River, Ohio 44116 or at such other place as the Trust may from time to time designate in writing.

       XI. G. Amendments In Writing. This Agreement, with the exception of the Appendices, may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Trustees of the Trust.
       XI. H. Successors and Assigns. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust or by the Custodian, and no attempted assignment by the Trust or the Custodian shall be effective without the written consent of the other party hereto.
       XI. I. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio.
       XI. J. Jurisdiction. Any legal action, suit or proceeding to be instituted by either party with respect to this Agreement shall be brought by such party exclusively in the courts of the State of Ohio or in the courts of the United States for the Southern District of Ohio, and each party, by its execution of this Agreement, irrevocably (i) submits to such jurisdiction and (ii) consents to the service of any process or pleadings by first class U.S. mail, postage prepaid and return receipt requested, or by any other means from time to time authorized by the laws of such jurisdiction.
       XI. K. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.
       XI. L. Headings. The headings of paragraphs in this Agreement are for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized as of the day and year first above written.

 WITNESS:                      TRUST:
                               The Jhaveri Trust
 Saumil Jhaveri ___________    By: Ramesh Jhaveri_____________


                               Title: President___________


 WITNESS:                      CUSTODIAN:
                               Star Bank, N.A.

Mark Dowling________________   By: Nancy Kelly ____________


                               Title: Vice President___________